Virginia Gold Mines First Quarterly of 2005-2006 Message from the President

Virginia is pleased to present its fiscal 2005-2006 first quarter results along with a summation of exploration activities for this period.

Éléonore
The important drilling campaign undertaken in the fall of 2004 on the Éléonore project is still ongoing and will carry on throughout the summer of 2005. Drilling is planned for the whole summer and will continue this fall.

With three drills currently active on the project, Virginia will pursue intensively its work. From March to May 2005, a total of 17,296 m were drilled on the Roberto showing and 2,459 m elsewhere in the area.

Other campaigns
In the spring of 2005, a drilling campaign took place on the Coulon project in partnership with Noranda. Drilling and prospecting was also conducted on the Noëlla project.

Summer time is always a very active period for Virginia as most of prospecting and reconnaissance work is carried out over unexplored territories to generate new projects year after year.

Exploration Budget
In March, Virginia completed a private placement of $16.1 million in order to maintain exploration activity on the Éléonore project. Virginia’s exploration budget for fiscal 2005-2006 will be $20 million, of which $12 million will be financed by our partners and various government exploration incentive programs. With no debt, as of May 31, 2005, the Company has more than $36 million in working capital and exploration funds.

The President,
André Gaumond

Highlights :

March 10 2005 – $16.1 M underwritten private placement
March 16 2005 – Roberto system confirmed laterally over more than 500 m and to a depth of 400 m
March 31 2005 – Roberto system confirmed laterally over more than 700 m
April 21 2005 – Roberto system confirmed laterally over more than 1 km
May 9 2005 – Signing of a letter agreement with Placer Dome on the Corvet Est project
May 16 2005 – Roberto system now followed over more than 1.2 km

Visit of the Éléonore project, from left; David Galland, David Coffin, Adrian Day, Paul Archer, Amélie Laliberté, André Gaumond, Brent Cook, Bob Bishop

Pierre Vaillancourt; Orion Securities
Graeme Currie; Canaccord Capital
Jim Mustard; Haywood Securities
Don Poirier; First Associates
Trevor Turnbull; Wellington West
Mark Smith; Dundee Securities
Michael Fowler; Desjardins Securities
Have wrote research on Virginia and the Éléonore project over the past months

All these documents are available upon request or can be found on Virginia’s website: www.virginia.qc.ca

VIRGINIA GOLD MINES INC.
(An exploration company)
Balance sheet
(expressed in Canadian dollars) ___________________________________________________________

	May 31,	February 28,
	2005	2005
	$	$
	(unaudited)	(audited)
ASSETS

Current assets
Cash and cash equivalents	9 226 461	7 116 483
Short-term investments (quoted value $23,056,859
$9,664,926 as at February 28, 2005)	21 446 829	8 196 733
Amounts receivable	7 353 292	5 082 525
Prepaid expenses	144 353	64 111
	38 170 935	20 459 852

Deposit on exploration costs	49 430	49 430
Exploration funds	--	201 819
Long-term investments (quoted value $55,000, $42,500 as at February 28, 2005)	13 585	13 585
Office equipment, at cost less accumulated depreciation of
$13,970 ($12,790 as at February 28, 2005)	16 529	17 470
Mining properties	10 216 043	8 205 876
Web site development expenses, at cost less accumulated
amortization of $3,157 ($2,846 as at February 28, 2005)	3 841	4 152
	48 470 363	28 952 184

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities
Related companies	65 458	207 227
Others	1 393 344	706 289
	1 458 802	913 516

SHAREHOLDERS' EQUITY

Share capital	75 266 936	56 253 306
Stock options	434 056	460 466
Warrants	705 335	554 380
Contributed surplus	1 274	1 274
Deficit	(29 396 040)	(29 230 758)
	47 011 561	28 038 668
	48 470 363	28 952 184

VIRGINIA GOLD MINES INC.
(An exploration company)
Statements of Earnings and Deficits
For the period of three (3) months ended May 31, 2005 and 2004 (unaudited)
(expressed in Canadian dollars)

	2005	2004
	3 months	3 months
	$	$

Revenue
Dividends	80 679	69 194
Interests	213 811	664
Fees	58 002	33 860
	352 492	103 718

Expenses
Professional and maintenance fees	64 419	63 885
Management fees	134 000	81 687
Rent and office expenses	168 113	74 659
Advertising and exhibitions	74 615	48 013
Travelling	63 534	37 640
Depreciation of office equipment	1 180	291
Amortization of web site development expenses	311	355
General exploration costs	33 312	44 976
Grants, credit on duties refundable for losses
and refundable tax credit relating to resources	(16 063)	(115 636)
Cost of abandoned or write off mining properties	131 023	703
Bad debts	--	10 130
Loss (gain) on sale of short-term investments	(136 756)	(173 795)
Loss (gain) on sale of long-term investments	--	10 428
	517 688	83 336

Earnings (loss) for the period before income taxes	(165 196)	20 382

Income taxes	(86)	3 018

Net earnings (net loss) for the period	(165 282)	23 400

Stock options cancelled	--	(53 734)

Deficit - Beginning of period	(29 230 758)	(24 495 209)

Deficit - End of period	(29 396 040)	(24 525 543)

Basic and diluted net earnings (net loss) per share	(0,004)	0,001

Basic and diluted weighted average number of shares outstanding	43 779 572	36 605 567

VIRGINIA GOLD MINES INC.
(An exploration company)
Statements of Cash Flows
For the period of three (3) months ended May 31, 2005 and 2004 (unaudited)
(expressed in Canadian dollars)

	2005	2004
	3 months	3 months
	$	$
Cash flows from operating activities
Net earnings (net loss) for the period	(165 282)	23 400
Items not affecting cash and cash equivalents
Cost of abandoned mining properties	131 023	703
Depreciation of office equipment	1 180	291
Amortization of web site development expenses	311	355
Loss (gain) on sale of short-term investments	(136 756)	(173 795)
Loss (gain) on sale of long-term investments	--	10 428
	(169 524)	(138 618)

Net change in non-cash working capital items
Income taxes to be recovered	--	(13 694)
Amounts receivable	(159 431)	(87 288)
Prepaid expenses	(80 242)	179 557
Accounts payable and accrued liabilities	(663 286)	175 859
	(902 959)	254 434
	(1 072 483)	115 816

Cash flows from financing activities
Increase in share capital issued for cash,
net of share issue expenses	19 138 175	37 191
Stock options cancelled	--	(53 734)
	19 138 175	(16 543)

Cash flows from investing activities
Change in short-term investments	(13 113 340)	(2 928 990)
Cash flows from deposit on exploration costs	--	(150 000)
Change in exploration funds	201 819	1 773 983
Change in long-term investments	--	(24 126)
Increase in mining properties	(3 043 954)	(1 333 419)
Grants received	--	22 500
Additions to office equipment	(239)	--
	(15 955 714)	(2 640 052)

Net change in cash and cash equivalents	2 109 978	(2 540 779)
Cash and cash equivalents - Beginning of period	7 116 483	2 540 779
Cash and cash equivalents - End of period	9 226 461	--

Additional information
Interest received	180 667	198 306
Income taxes paid	86	2 304
Long-term investments transferred in
short-term investments	--	12 405
Credit on duties refundable for losses and refundable tax
credit receivable related to exploration costs accounted
for against mining properties	2 111 336	632 017
Acquisition of mining properties included in
accounts payable and accrued liabilities	1 208 572	371 008
Stock options exercised and included in share capital	26 410	9 200
Warrants exercised and included in share capital	554 380	--
Warrants granted and included in share capital	705 335	--

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

1. Summary of significant accounting policies

Interim financial informations

The financial information as at May 31, 2005 and for the periods ended May 31, 2005 and 2004 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year. These interim financial statements are prepared in accordance with generally accepted accounting principles in Canada and use the same accounting policies and methods used in the preparation of the company’s most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These intermediary financial statements should be read in conjunction with the company’s most recent annual financial statements.

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

2	Mining properties
			Balance as at		Mining properties	Balance as at
		Undivided	March 1,	Costs	write off, sold and	May 31,
		interest	2005	incurred	payment on options	2005
		%	$	$	$	$

	Corvet Est (703 claims)
	Mining property	100	55 401	--	--	55 401
	Exploration costs		950 271	751	--	951 022
			1 005 672	751	--	1 006 423

	Coulon (1505 claims)
	Mining property	100	109 429	--	--	109 429
	Exploration costs		688 477	4 613	--	693 090
			797 906	4 613	--	802 519

	Auclair (290 claims)
	Mining property	100	239 138	--	--	239 138
	Exploration costs		146 567	1 188	--	147 755
			385 705	1 188	--	386 893

	Lac Gayot (4 permits & 75 claims)
	Mining property	50	38 731	--	--	38 731
	Exploration costs		682 741	773	--	683 514
			721 472	773	--	722 245

	Poste Lemoyne Extension (113 claims)
	Mining property	50	15 455	--	--	15 455
	Exploration costs		417 258	--	--	417 258
			432 713	--	--	432 713

	Lac Noëlla (1 permit and 120 claims)
	Mining property	100	36 833	--	--	36 833
	Exploration costs		317 619	201 476	--	519 095
			354 452	201 476	--	555 928

		Forward	3 697 920	208 801	--	3 906 721

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

	Undivided interest %	Balance as at March 1, 2005 $	Costs incurred $	Mining properties write off, sold and payment on options $	Balance as at May 31, 2005 $

(Brought forward)		3 697 920	208 801	--	3 906 721
Éléonore (1130 claims)
Mining property	100	160 994	6 050	--	167 044
Exploration costs		2 772 151	3 862 564	--	6 634 715
		2 933 145	3 868 614	--	6 801 759

Mégatem (882 claims)
Mining property	45	23 768	--	--	23 768
Exploration costs		696 962	70 031	--	766 993
		720 730	70 031	--	790 761

Mégatem 3 (463 claims)
Mining property	49	--	--	--	--
Exploration costs		207 097	--	--	207 097
		207 097	--	--	207 097

Others
Mining property		317 457	106 864	--	424 321
Exploration costs		329 527	24 059	(156 866)	196 720
		646 984	130 923	(156 866)	621 041
Grants, credit on duties refundable
for losses and refundable tax credit
relating to resources		--	(2 111 336)	--	(2 111 336)
		8 205 876	2 167 033	(156 866)	10 216 043

VIRGINIA GOLD MINES INC.
(An exploration company)
Statements of deferred exploration expenses
(expressed in Canadian dollars)
For the period of three (3) months ended May 31, 2005 and 2004 (unaudited)

	2005	2004
	3 months	3 months
	$	$

Balance - Beginning of period	8 205 876	8 438 219

Expenses incurred at beginning of period

Claims and permits	112 914	93 069
Analyses	259 916	68 538
Drilling	2 220 458	712 128
Geophysics	182 401	215 036
Geology	431 087	85 205
Stripping	--	--
Transport	594 363	337 119
Blasting	32 568	12 494
Salaries	375 837	134 314
Accomodation	68 825	24 025
	4 278 369	1 681 928
Option payments	(25 000)	--
Abandoned, write off or sold mining properties	(131 866)	(704)
Credit on duties refundable for losses and
refundable tax credit relating to resources	(2 111 336)	(632 017)
	(2 268 202)	(632 721)

Balance - End of period	10 216 043	9 487 426

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

3	Share Capital

	Authorized Unlimited number of common shares, without par value 44,987,600 shares issued and allotted.

	Variation of issued and fully paid share capital

		Number	Allotted value
			$
	Balance at the beginning of the period	38 959 078	56,253,306
	Stock options	110 500	139,030 *
	Warrants exercised	1 988 022	4,554,913 **
	Private placements	3 930 000	14,319,687 ***
	Balance at the end of the period	44 987 600	75,266,936

(*) Including stock options of $26,410 wich have been accounted for in the past years stock options.
(**) Including purchase warrants of $554,380 wich have been accounted for in the past years purchase warrants.
(***) Net of share issue expenses.

4	Warrants
		Number	Weighted average
			exercise price
			$
	Outstanding - beginning of period	1 988 022	2,01
	Granted	982 499	5,40
	Exercised	1 988 022	2,01
	Expired	--	--
	Outstanding - end of period	982 499	5,40

Warrants expire at the latest in September, 2006.

5 Stock Option Plan

The company established a stock option plan as described in note 9 of the audited annual financial statements. The following tables present the stock option activity since March 1, 2005 and summarize information about fixed stock options outstanding and exercisable as at May 31.

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

			as at May 31, 2005

			Weighted
			average
			exercise
			price
		Number	$

Outstanding - Beginning of the period		2 213 309	1,02
Exercised		(110 500)	1,02

Outstanding and exercisable - end of period		2 102 809	1,02

	Options	Weighted
	outstanding	average	Weighted
	and	remaining	average
	exercisable	contractual	exercise
	as at	life	price
	May 31, 2005	(years)	$
Range of exercise prices
$0.43 to $0.90	1 731 809	3,71	0,74
$1.23 to $1.42	211 000	7,92	1,33
$3.62	160 000	9,63	3,62

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

6 Differences between Canadian and U.S. GAAP

These interim financial statements are prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. Note 17 to the company’s most recent annual financial statements describes the material differences between Canadian and U.S. GAAP. This note describes additional changes occurring since the most recent annual financial statements and provides a quantitative analysis of the material differences. All disclosures required in annual financial statements under U.S. GAAP have not been provided in these interim financial statements.

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Reconciliation of net loss to conform with U.S. GAAP

The following summary sets out the material adjustments to the company's reported net loss and net loss per share which would be made to conform with U.S. GAAP.

Three-month periods ended
	May 31,	May 31,
	2005	2004
	$	$

(Net earning) net loss for the period in
accordance with Canadian GAAP	165 196	(23 400)
Mining properties	2 010 167	1 049 207
Stock options granted to non-employees
and repricing	741 067	(447 027)
Tax effect of flow-through shares	(50 250)	--
	2 866 180	578 780
Net loss for the period in accordance
with U.S. GAAP
Other comprehensive loss
(Gain) loss unrealized on short-term investments	(141 837)	182 207
(Gain) loss unrealized on long-term investments	(12 500)	1 293
Comprehensive loss	2 711 843	762 280

Basic and diluted net loss per share
in accordance with U.S. GAAP	0,062	0,021

Basic and diluted weighted average number of
shares issued and outstanding in accordance
with U.S. GAAP	43 779 572	36 605 567

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

As a result of the above adjustments to net loss, differences with respect to the shareholders' equity under U.S. GAAP are as follows :

	As at	As at
	May 31, 2005	February 28, 2005
	$	$
	(unaudited)	(audited)
Share capital
Share capital in accordance with Canadian GAAP	75 266 936	56 253 306
Stock options	434 056	460 466
Warrants	705 335	554 380
Stock-based compensation costs	4 470 168	3 729 101
Tax effect of flow-through shares	31 826	31 826

Share capital in accordance with U.S. GAAP	80 908 321	61 029 079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1 274	1 274
Stock options cancelled	703 756	703 756
Contributed surplus in accordance with U.S. GAAP	705 030	705 030

Accumulated deficit
Deficit in accordance with Canadian GAAP	29 396 040	29 230 758
Mining properties	10 216 043	8 205 876
Stock-based compensation costs	5 173 924	4 432 857
Tax effect of flow-through shares	31 826	82 076

Deficit in accordance with U.S. GAAP	44 817 833	41 951 567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1 468 193	429 521
Unrealized gains arising during the period	141 837	1 038 672

Balance - End of period	1 610 030	1 468 193

Unrealized gains on long-term investments
Balance - Beginning of period	28 915	148 360
Unrealized gains arising during the period	12 500	(119 445)

Balance - End of period	41 415	28 915

Other accumulated comprehensive income	1 651 445	1 497 108

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Balance Sheets

	May 31,	February 28,
	2005	2005
	$	$
	(unaudited)	(audited)

Current assets
Cash and cash equivalents	9 226 461	7 116 483
Short-term investments	23 056 859	9 664 926
Amounts receivable	7 353 292	5 082 525
Prepaid expenses	144 353	64 111
	39 780 965	21 928 045

Deposit on exploration costs	49 430	49 430
Exploration funds	--	201 819
Long-term investments	55 000	42 500
Office equipment	16 529	17 470
Web site development expenses	3 841	4 152
	39 905 765	22 243 416

Current liabilities
Accounts payable and accrued liabilities
Related companies	65 458	207 227
Others	1 393 344	756 539
	1 458 802	963 766

Shareholders' Equity
Share capital	80 908 321	61 029 079
Contributed surplus	705 030	705 030
Deficit	(44 817 833)	(41 951 567)
Other accumulated comprehensive income	1 651 445	1 497 108
	38 446 963	21 279 650
	39 905 765	22 243 416

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of cash flows
Three-month periods ended

	May 31,	May 31,
	2005	2004
	$	$

Operating activities	(4 116 437)	(1 195 103)
Financing activities	19 138 175	(16 543)
Investing activities	(12 911 760)	(1 329 133)

Increase (decrease) in cash and cash equivalents	2 109 978	(2 540 779)

Cash and cash equivalents - Beginning of period	7 116 483	2 540 779

Cash and cash equivalents - End of period	9 226 461	--

Statements of earnings

Three-month periods ended

	May 31,	May 31,
	2005	2004
	$	$

Revenues	352 492	(97 015)
Expenses	3 268 922	478 747

Loss for the period before income taxes	(2 916 430)	(575 762)

Income taxes	(50 250)	3 018

Net loss for the period in accordance with U.S. GAAP	(2 866 180)	(578 780)